April 2024

Preliminary Pricing Supplement No. 1,661

Registration Statement Nos. 333-275587; 333-275587-01

Dated April 1, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the American depositary shares of Petróleo Brasileiro S.A. — Petrobras and the American depositary shares of Vale S.A., which we refer to collectively as the underlying stocks, is at or above 60% of its respective initial share price, which we refer to as the respective coupon threshold level, on each trading day during the applicable quarterly observation period. If the determination closing price of either underlying stock is less than its respective coupon threshold level on any trading day during an observation period, we will pay no interest for the related quarterly period. However, if the determination closing price of each of the underlying stocks is at or above its respective coupon threshold on each trading day during any subsequent observation period, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation periods. In addition, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to its respective initial share price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period and any previously unpaid contingent quarterly coupons from prior observation periods. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 60% of its respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the related contingent quarterly coupon otherwise due with respect to the final observation period and any previously unpaid contingent quarterly coupons from prior observation periods. However, if the final share price of either underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2.5-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the entire 2.5-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent quarterly coupons is based on the worst performing of the underlying stocks, the fact that the securities are linked to two underlying stocks does not provide any asset diversification benefits and instead means that a decline of either underlying stock below the relevant coupon threshold level on any trading day during an observation period will result in no contingent quarterly coupons, even if the other underlying stock close at or above its respective coupon threshold level. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective coupon threshold level on any trading day during an observation period and/or beyond the respective downside threshold level on the final observation date, as applicable, of either underlying stock will result in no contingent quarterly coupon payments and a significant loss of your investment, as applicable, even if the other underlying stock has appreciated or has not declined as much. Investors will not participate in any appreciation of either underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:

Petróleo Brasileiro S.A. — Petrobras American depositary shares (“PBR ADSs”), each Petróleo Brasileiro S.A. — Petrobras ADS representing two Petróleo Brasileiro S.A. — Petrobras common shares (the “PBR Stock”) and Vale S.A. American depositary shares (“VALE ADSs”), each Vale S.A. ADS representing one common share of Vale S.A (the “VALE Stock”).

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 2, 2024
Original issue date:	April 5, 2024 (3 business days after the pricing date)
Maturity date:	October 7, 2026
Early redemption:

If, on any redemption determination date, beginning on July 2, 2024, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of either underlying stock is below its respective initial share price on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) any contingent quarterly coupon otherwise due with respect to the related observation period and any previously unpaid contingent quarterly coupons from prior observation periods.

Determination closing price:	With respect to each underlying stock, the closing price of such underlying stock on any trading day (other than the final observation date) times the adjustment factor on such day
Redemption determination dates:

July 2, 2024, October 2, 2024, January 2, 2025, April 2, 2025, July 2, 2025, October 2, 2025, January 2, 2026, April 2, 2026 and July 2, 2026, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

July 8, 2024, October 7, 2024, January 7, 2025, April 7, 2025, July 8, 2025, October 7, 2025, January 7, 2026, April 8, 2026 and July 8, 2026; provided that if any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 18.55% (corresponding to approximately $46.375 per quarter per security) plus any previously unpaid contingent quarterly coupons from any prior observation periods will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on each trading day during the related observation period.

If, on any trading day during an observation period, the determination closing price of either underlying stock is less than its respective coupon threshold level, no contingent quarterly coupon will be paid with respect to that observation period. It is possible that one or both underlying stocks will close below their respective coupon threshold levels on any trading day during most or all of the observation periods throughout the entire 2.5-year term of the securities so that you will receive few or no contingent quarterly coupons.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of either underlying stock on any trading day during the related observation period is below its respective coupon threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on each trading day during the related observation period; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the determination closing price of either underlying stock is less than its respective coupon threshold level on any trading day during the subsequent related observation periods.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: (i) the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period and any previously unpaid contingent quarterly coupons from prior observation periods

●If the final share price of either underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $967.00 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$1,000	$17.50(1)
		$5(2)	$977.50
Total	$	$	$

(1) Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $17.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.

(3) See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023  Prospectus dated February 22, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Terms continued from previous page:
Initial share price:	With respect to the PBR Stock, $ , which is its closing price on the pricing date With respect to the VALE Stock, $ , which is its closing price on the pricing date
Downside threshold level:	With respect to the PBR Stock, $ , which is equal to 60% of its initial share price With respect to the VALE Stock, $ , which is equal to 60% of its initial share price
Coupon threshold level:	With respect to the PBR Stock, $ , which is equal to 60% of its initial share price With respect to the VALE Stock, $ , which is equal to 60% of its initial share price
Coupon payment dates:

July 8, 2024, October 7, 2024, January 7, 2025, April 7, 2025, July 8, 2025, October 7, 2025, January 7, 2026, April 8, 2026, July 8, 2026 and the maturity date; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation period shall be paid on the maturity date.

Final observation date:	October 2, 2026, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events.
Observation period end-dates:	July 2, 2024, October 2, 2024, January 2, 2025, April 2, 2025, July 2, 2025, October 2, 2025, January 2, 2026, April 2, 2026, July 2, 2026 and October 2, 2026.
Observation period:

Each observation period will consist of each trading day from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each trading day from but excluding the pricing date to and including the first observation period end-date.

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final observation date times the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the larger percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61776LNP8 / US61776LNP84
Listing:	The securities will not be listed on any securities exchange.

April 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due October 7, 2026, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon at an annual rate of 18.55% but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level, on each trading day during the applicable quarterly observation period. If the determination closing price of either underlying stock is less than its coupon threshold level on any trading day during an observation period, we will pay no coupon for the related quarterly period. However, if the determination closing price of each of the underlying stocks is at or above its respective coupon threshold on each trading day during any subsequent observation period, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation periods. It is possible that the determination closing price of one or both underlying stocks will remain below their respective coupon threshold levels so that you will receive few or no contingent quarterly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if both underlying stocks were to be at or above their respective downside threshold levels on each trading day during some quarterly observation periods, one or both underlying stocks may fluctuate below the respective downside threshold level(s) during others, and the underlying stocks may not close at or above their respective coupon threshold level on each trading day during any subsequent quarterly observation periods, in which case you will not receive payment of any previously unpaid contingent quarterly coupons. In addition, if the securities have not been automatically called prior to maturity and the final share price of either underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the entire 2.5-year term of the securities.

Maturity:	Approximately 2.5 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 18.55% (corresponding to approximately $46.375 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on each trading day during the related observation period.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of either underlying stock on any trading day during the related observation period is below its respective coupon threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on each trading day during the related observation period. You will not receive such unpaid contingent quarterly coupons if the determination closing price of either underlying stock is less than its respective coupon threshold level on any trading day during the subsequent related observation periods.

Automatic early redemption quarterly:

If the determination closing price of each underlying stock is greater than or equal to their respective initial share price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period and any previously unpaid contingent quarterly coupons from the prior observation periods.

April 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the contingent quarterly coupon with respect to the final observation period and any previously unpaid contingent quarterly coupons from the prior observation periods.

If the final share price of either underlying stock is less than its downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

April 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $967.00, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on each trading day during the related observation period. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2.5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if both underlying stocks close at or above their respective coupon threshold levels on each trading day during an observation period, unless the securities are redeemed early. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 2.5-year term of the securities, and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, both underlying stocks close at or above their respective coupon threshold levels on each trading day during some quarterly observation periods, but one or both underlying stocks close below the respective coupon threshold level(s) on at least one trading day during the others. Investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from prior observation periods, for the quarterly periods for which the determination closing prices of each underlying stock is at or above their respective coupon threshold levels on each trading day during such observation period, but not for the quarterly periods for which the determination closing prices of one or both underlying stocks are below the respective coupon threshold level(s) on any trading day during such observation period.

When both underlying stocks close at or above their respective initial share prices on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period and any previously unpaid contingent quarterly coupons from the prior observation periods.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that both underlying stocks close at or above their respective coupon threshold levels on each trading day during some but not all quarterly observation periods, and at least one of the underlying stocks closes below its initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from prior observation periods, for the quarterly periods for which the determination closing prices of both underlying stocks are at or above their respective coupon threshold levels on each trading day during such observation period, but not for the quarterly periods for which the determination closing prices of one or both underlying stocks are below the respective coupon threshold level(s) on any trading day during such observation period.

On the final observation date, both underlying stocks close at or above their respective downside threshold levels. At maturity, investors will receive the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period and any previously unpaid contingent quarterly coupons from prior observation periods.

April 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that both underlying stocks close at or above their respective coupon threshold levels on each trading day during some quarterly observation periods, but one or both underlying stocks close below the respective coupon threshold level(s) on at least one trading day during the others, and at least one of the underlying stocks closes below its initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent coupons from prior observation periods, for the quarterly periods for which the determination closing prices of both underlying stocks are greater than or equal to their respective coupon threshold levels on each trading day during such observation period, but not for the quarterly periods for which the determination closing prices of one or both underlying stocks are below the respective coupon threshold level(s) on any trading day during such observation period.

On the final observation date, one or both underlying stocks close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario and investors will not receive payment of any previously unpaid contingent quarterly coupons at maturity.

April 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each trading day during each quarterly observation period, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

April 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

April 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation period and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each underlying stock on each trading day during an observation period, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date. The actual initial share price, coupon threshold level and downside threshold level for each underlying stock will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

18.55% per annum (corresponding to approximately $46.375 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon plus any previously unpaid quarterly coupons from any prior observation periods is paid but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on each trading day during the related observation period.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount, and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period and any previously unpaid contingent quarterly coupons from the prior observation periods

If the final share price of either underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the PBR Stock: $15.00 With respect to the VALE Stock: $10.00
Hypothetical Coupon Threshold Level:	With respect to the PBR Stock: $9.00, which is 60% of its hypothetical initial share price With respect to the VALE Stock: $6.00, which is 60% of its hypothetical initial share price
Hypothetical Downside Threshold Level:	With respect to the PBR Stock: $9.00, which is 60% of its hypothetical initial share price With respect to the VALE Stock: $6.00, which is 60% of its hypothetical initial share price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $46.375 is used in these examples for ease of analysis.

April 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation period:

Lowest Determination Closing Price During Observation Period			Contingent Quarterly Coupon
	PBR Stock	VALE Stock
Example 1:	$10.00 (at or above its coupon threshold level on each trading day during the related observation period)	$7.00 (at or above its coupon threshold level on each trading day during the related observation period)	$46.375
Example 2:	$8.00 (below its coupon threshold level on at least one trading day during the related observation period)	$11.00 (at or above its coupon threshold level on each trading day during the related observation period)	$0
Example 3:	$12.00 (at or above its coupon threshold level on each trading day during the related observation period)	$9.00 (above its coupon threshold level on each trading day during the related observation period)	$46.375 + $46.375 = $92.75
Example 4:	$6.00 (below its coupon threshold level on at least one trading day during the related observation period)	$4.00 (below its coupon threshold level on at least one trading day during the related observation period)	$0

In example 1, both underlying stocks close at or above its respective coupon threshold level on each trading day during the related observation period. Therefore, a contingent quarterly coupon of $46.375 is paid on the relevant coupon payment date.

In example 2, one underlying stock closes at or above its coupon threshold level on each trading day during the related observation period, but the other underlying stock closes below its respective coupon threshold level on at least one trading day during the related observation period. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

In example 3, both underlying stocks close at or above its respective coupon threshold level on each trading day during the related observation period. Therefore, investors receive the contingent quarterly coupon with respect to the third observation period as well as the previously unpaid contingent quarterly coupon with respect to the second observation period.

In example 4, both underlying stocks close below its respective coupon threshold level on at least one trading day during the related observation period, and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of either underlying stock is below its respective coupon threshold level on any trading day during the related observation period.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

If the final share price of each underlying stock is greater than or equal to its initial share price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security plus any contingent quarterly coupon otherwise due with respect to the related observation period and any previously unpaid contingent quarterly coupons. In the following examples, one or both underlying stocks close below its respective initial share price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price		Payment at Maturity
	PBR Stock	VALE Stock
Example 1:	$4.50 (below its downside threshold level)	$7.00 (at or above its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($4.50 / $15.00) = $300
Example 2:	$6.00 (below its downside threshold level)	$8.00 (at or above its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($6.00 / $15.00) = $400
Example 3:	$6.00 (below its downside threshold level)	$2.00 (below its downside threshold level)	$1,000 x ($2.00 / $10.00) = $200
Example 4:	$3.00 (below its downside threshold level)	$3.00 (below its downside threshold level)	$1,000 x ($3.00 / $15.00) = $200
Example 5:	$14.00 (at or above its downside threshold level)	$10.00 (at or above its downside threshold level

The stated principal amount and, if payable, the contingent quarterly coupon with respect to the final observation period and any previously unpaid contingent quarterly coupons from the prior observation periods.

For more information, please see above under “How to determine whether a contingent quarterly coupon is payable with respect to an observation period”

In examples 1 and 2, the final share price of one of the underlying stocks is at or above the respective downside threshold level, but the final share price of the other underlying stock is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. Moreover, investors do not receive any contingent quarterly coupon for the final quarterly period.

Similarly, in examples 3 and 4, the final share prices of both underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 3, the PBR Stock has declined 60% from its initial share price to its final share price and the VALE Stock has declined 80% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the VALE Stock, which represents the worst performing underlying stock in this example. In example 4, the PBR Stock has declined 80% from its initial share price to its final share price and the VALE Stock has declined 70% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the PBR Stock, which represents the worst performing underlying stock in this example. Moreover, investors do not receive the contingent quarterly coupon for the final quarterly period.

In example 5, the final share price of each underlying stock is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period and any previously unpaid contingent quarterly coupons from the prior observation periods. However, investors do not participate in any appreciation of either of the underlying stocks.

If the securities are not redeemed prior to maturity and the final share price of EITHER underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of either underlying stock is less than its downside threshold level of 60% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above 60% of its respective initial share price, which we refer to as the respective coupon threshold level, on each trading day during an observation period. If, on the other hand, the determination closing price of either underlying stock is lower than its coupon threshold level on any trading day during an observation period, we will pay no coupon on the applicable coupon payment date. However, if the determination closing price of each of the underlying stocks is at or above its respective coupon threshold on each trading day during any subsequent observation period, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation periods. Nevertheless, it is possible that the determination closing price(s) of one or both underlying stocks could remain below the respective coupon threshold level(s) on any trading day during most or all of the observation periods throughout the entire 2.5-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon, if any, is based on the determination closing prices of the underlying stocks on each trading day during the related quarterly observation period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on each trading day during the relevant quarterly observation period. If the determination closing price of either underlying stock on any trading day during an observation period is below the respective coupon threshold level, you will receive no coupon for the related interest period, or any previously unpaid coupons, even if the price(s) of one or both of the underlying stocks were higher on most or all of the other trading days during that observation period.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its initial share price, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid until the securities are redeemed or reach maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective coupon threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

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Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

owhether the determination closing price of either underlying stock has been below its respective coupon threshold level on any trading day during any observation period,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either underlying stock at the time of sale is near or below its coupon threshold level, and especially if the price of either underlying stock at the time of sale is near or below its downside threshold level, or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of one or both of the underlying stocks may decrease and close below the respective coupon threshold level(s) on any trading day during each observation period so that you will receive no return on your investment, and the price of one or both underlying stocks may decrease and close below the respective downside threshold level on the final observation date so that you receive a payment at maturity that is less than 60% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlying stocks will be at or above their respective coupon threshold levels on each trading day during an observation period so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, that the closing prices of all of the underlying stocks will be at or above the respective downside threshold levels so that you do not suffer a significant loss on your initial investment in the securities. See “Petróleo Brasileiro S.A. — Petrobras Overview” and “Vale S.A. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the

April 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭Investing in the securities is not equivalent to investing in the American depositary shares of Petróleo Brasileiro S.A. — Petrobras or the American depositary shares of Vale S.A. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain

April 2024 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stock), (ii), the coupon threshold level for such underlying stock, which is the value at or above which such underlying stock must close on each trading day during the applicable observation period so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying stock), and (iii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stock). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either underlying stock on any trading day during the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stock).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels and the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of both underlying stocks, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related both underlying stocks. Poor performance by either underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. To receive any contingent quarterly coupons, all of the underlying stocks must close at or above their respective coupon threshold levels on each trading day during the applicable observation period. In addition, if either underlying stock has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stock have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both of the underlying stocks.

￭No affiliation with Petróleo Brasileiro S.A. — Petrobras or Vale S.A. Petróleo Brasileiro S.A. — Petrobras and Vale S.A. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Petróleo Brasileiro S.A. — Petrobras or Vale S.A. in connection with this offering.

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Morgan Stanley Finance LLC

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All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

￭We may engage in business with or involving Petróleo Brasileiro S.A. — Petrobras or Vale S.A. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Petróleo Brasileiro S.A. — Petrobras or Vale S.A. without regard to your interests and thus may acquire non-public information about Petróleo Brasileiro S.A. — Petrobras or Vale S.A. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Petróleo Brasileiro S.A. — Petrobras or Vale S.A., which may or may not recommend that investors buy or hold the underlying stock(s).

￭There are risks associated with investments in securities linked to the value of equity securities issued by foreign (and emerging market) companies. The underlying stocks are issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the underlying stocks have been issued by a company in an emerging market country, which poses further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭There are important differences between the rights of holders of American Depositary Shares (“ADSs”) and the rights of holders of the common stock of a foreign company. The PBR Stock is the ADSs of Petróleo Brasileiro S.A. and not the common shares represented by the PBR ADSs and, similarly, the VALE Stock is the ADSs of Vale S.A. and not the common shares represented by the VALE ADSs. There exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding common shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of common shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding common shares may be significant and may materially and adversely affect the value of the securities.

￭The value of PBR ADSs and VALE ADSs are subject to currency exchange rate risk. The underlying stocks have their main operations in Brazil and derive their revenues in Brazilian real, fluctuations in the exchange rate between the Brazilian real and the U.S. dollar may affect the market price of the PBR ADSs and VALE ADSs, which may consequently affect the market value of the securities. The exchange rate between the Brazilian real and the U.S. dollar is managed by the Brazilian government with reference to a basket of currencies and is based on a daily poll of onshore market dealers and other undisclosed factors. The Central Bank of Brazil, the monetary authority in Brazil, sets the spot rate of the Brazilian real, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the Brazilian real/U.S. dollar exchange rate. In the future, the Brazilian government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange by devaluation or revaluation of the Brazilian real in ways that may be adverse to your interests. The

April 2024 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

exchange rate is also influenced by political or economic developments in Brazil, the United States or elsewhere and by macroeconomic factors and speculative actions. Management of the Brazilian real by the Central Bank of Brazil could result in significant movement in the value of the Brazilian real. Additionally, changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Brazil and the United States, including economic and political developments in other countries. The value of the PBR ADSs and VALE ADSs and thus the value of the securities as well as the payment at maturity may be affected by the actions of the Brazilian government, by currency fluctuations in response to other market forces or by the movement of currencies across borders.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying stocks, or engaging in transactions therein, and any such action could adversely affect the value of the underlying stocks or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur during an observation period, this may decrease the determination closing price of an underlying stock to be less than the respective coupon threshold level on at least one trading day during such observation period (resulting in no contingent quarterly coupon being paid with respect to such observation period), materially and adversely affecting your return. Additionally, if the record date for a regular cash dividend were to occur on or shortly before the final observation date, this may decrease the final share price to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

April 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Petróleo Brasileiro S.A. — Petrobras Overview

Petróleo Brasileiro S.A. — Petrobras operates proved reserves in the country of Brazil and produces the majority of Brazil’s oil and gas. The PBR Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Petróleo Brasileiro S.A. — Petrobras pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-15106 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Petróleo Brasileiro S.A. — Petrobras may be obtained from other publicly available sources.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the PBR Stock is accurate or complete.

Information as of market close on March 28, 2024:

Bloomberg Ticker Symbol:	PBR
Exchange:	NYSE
Current Stock Price:	$15.21
52 Weeks Ago:	$10.21
52 Week High (on 2/16/2024):	$17.70
52 Week Low (on 5/2/2023):	$10.12
Current Dividend Yield:	2.62%

The following table sets forth the published high and low closing prices of, as well as dividends on, the PBR Stock for each quarter from January 1, 2021 through March 28, 2024. The closing price of the PBR Stock on March 28, 2024 was $15.21. The associated graph shows the closing prices of the PBR Stock for each day from January 1, 2019 through March 28, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the PBR Stock may have been adjusted for stock splits and other corporate events. The historical performance of the PBR Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the PBR Stock at any time, including on the redemption determination dates or the final observation date.

American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras (CUSIP 71654V408)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	11.72	7.21	-
Second Quarter	12.23	8.10	0.284562
Third Quarter	11.92	9.52	0.607904
Fourth Quarter	11.31	9.53	0.763973
2022
First Quarter	14.80	10.73	-
Second Quarter	16.26	10.95	0.548778
Third Quarter	15.54	10.90	1.127649
Fourth Quarter	16.05	9.14	0.437047
2023
First Quarter	11.93	9.50	-
Second Quarter	14.94	10.12	0.567699
Third Quarter	15.39	13.39	0.127048
Fourth Quarter	16.52	13.78	0.268295
2024
First Quarter	17.70	14.53	-

We make no representation as to the amount of dividends, if any, that Petróleo Brasileiro S.A. — Petrobras may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the American depositary shares of Petróleo Brasileiro S.A. — Petrobras.

April 2024 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras – Daily Closing Prices January 1, 2019 to March 28, 2024

* The black solid line indicates both the coupon threshold level and the downside threshold level, each of which is 60% of the share price.

This document relates only to the securities offered hereby and does not relate to the PBR Stock or other securities of Petróleo Brasileiro S.A. — Petrobras. We have derived all disclosures contained in this document regarding PBR Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Petróleo Brasileiro S.A. — Petrobras. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Petróleo Brasileiro S.A. — Petrobras is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the PBR Stock (and therefore the price of the PBR Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Petróleo Brasileiro S.A. — Petrobras could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the PBR Stock.

April 2024 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Vale S.A. Overview

Vale S.A. is a metals and mining company based in Brazil that produces iron ore, nickel and other metals. The VALE Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Vale S.A. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-15030 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Vale S.A. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the VALE Stock is accurate or complete.

Information as of market close on March 28, 2024:

Bloomberg Ticker Symbol:	VALE
Exchange:	NYSE
Current Stock Price:	$12.19
52 Weeks Ago:	$15.28
52 Week High (on 4/11/2023):	$16.42
52 Week Low (on 3/15/2024):	$11.96
Current Dividend Yield:	8.92%

The following table sets forth the published high and low closing prices of, as well as dividends on, the VALE Stock for each quarter from January 1, 2021 through March 28, 2024. The closing price of the VALE Stock on March 28, 2024 was $12.19. The associated graph shows the closing prices of the VALE Stock for each day from January 1, 2019 through March 28, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the VALE Stock may have been adjusted for stock splits and other corporate events. The historical performance of the VALE Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the VALE Stock at any time, including on the redemption determination dates or the final observation date.

American Depositary Shares of Vale S.A. (CUSIP 91912E105)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	18.94	16.15	0.608336
Second Quarter	22.81	17.12	0.437566
Third Quarter	22.94	13.80	1.506457
Fourth Quarter	14.78	11.27	-
2022
First Quarter	20.60	13.55	0.724902
Second Quarter	21.23	13.92	-
Third Quarter	14.49	12.14	0.390697
Fourth Quarter	16.97	12.64	0.047127
2023
First Quarter	19.30	14.95	0.347012
Second Quarter	16.42	12.68	-
Third Quarter	15.17	12.27	0.330516
Fourth Quarter	16.01	12.41	0.313199
2024
First Quarter	15.71	11.96	0.53861

We make no representation as to the amount of dividends, if any, that Vale S.A. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the American depositary shares of Vale S.A.

April 2024 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

American Depositary Shares of Vale S.A. – Daily Closing Prices January 1, 2019 to March 28, 2024

* The black solid line indicates both the coupon threshold level and the downside threshold level, each of which is 60% of the share price.

This document relates only to the securities offered hereby and does not relate to the VALE Stock or other securities of Vale S.A. We have derived all disclosures contained in this document regarding the VALE Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vale S.A. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Vale S.A. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the VALE Stock (and therefore the price of the VALE Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vale S.A. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the VALE Stock.

April 2024 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the PBR Stock, Petróleo Brasileiro S.A. — Petrobras

With respect to the VALE Stock, Vale S.A.

The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of early redemption dates:

If any redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to each underlying stock so that it falls less than two business days prior to the relevant scheduled early redemption date, the early redemption date will be postponed to the second business day following that redemption determination date as postponed, and no adjustment will be made to any early redemption payment made on that postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to either or both of the underlying stocks, (i) there occurs any reclassification or change of the common shares represented by such underlying stock (the “underlying common shares”), including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underling stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock or the underlying common shares, as applicable (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to its initial share price, and the determination closing price (or exchange property value, if applicable) of the other underlying stock is also greater than or equal to its initial share price, the securities will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

April 2024 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final share price of the other underlying stock (or exchange property value, as applicable) is also greater than or equal to its respective downside threshold level: the stated principal amount, and, if the exchange property value on each trading day during the final observation period is also greater than or equal to the respective coupon threshold level, and the determination closing price of each other underlying stock (or exchange property value, as applicable) on each trading day during the final observation period is also greater than or equal to its respective coupon threshold level, the contingent quarterly coupon with respect to the final observation period and any previously unpaid contingent quarterly coupons from the prior observation periods.

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final share price of such worst performing underlying stock will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons, will be payable for each observation period during which the exchange property value is greater than or equal to the coupon threshold level on each trading day during such period and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to its coupon threshold level on each trading day during such period.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price, less than the coupon threshold level or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall

April 2024 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

In the event that either of the underlying stocks are no longer listed on a primary U.S. securities exchange and such underlying common shares are listed on a primary U.S. securities exchange, the calculation agent in its sole discretion will adjust the adjustment factor for such underlying stock such that the product of the last reported sale price of such underlying stock and the adjustment factor at the last time such underlying stock was listed equals the product of the last reported sale price of the related underlying common shares and such adjusted adjustment factor at such time and the related underlying common shares will take the place of such underlying stock.

In the event that either underlying stock issuer or the depositary for either underlying stock elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of such underlying common shares that are represented by each share of such underlying stock, the adjustment factor on any trading day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the adjustment factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to such underlying stock than with respect to such underlying common shares, the calculation agent will adjust the adjustment factor based solely on the effect of such event on such underlying stock.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock. However, the calculation agent may, in its sole discretion, make additional changes to the adjustment factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the underlying shares that are American depositary shares (and/or other exchange property), but only to reflect such changes, and not with the aim of changing relative investment risk.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the

April 2024 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

April 2024 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

April 2024 Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 7, 2026

All Payments on the Securities Based on the Worst Performing of the American Depositary Shares of Petróleo Brasileiro S.A. — Petrobras and the American Depositary Shares of Vale S.A.

Principal at Risk Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were

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successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

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●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S.

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Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stock), (ii) the coupon threshold level for such underlying stock, which is the value at or above which such underlying stock must close on each trading day during the applicable observation period so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying stock) for such underlying stock, and (iii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final observation date, so that you are not exposed to the negative performance of the underlying stock at maturity (depending also on the performance of the other underlying stock). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying stock on any trading day during the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stock). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the

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securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $17.50 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Prospectus dated February 22, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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